Registration No. 333-
As filed with the Securities and Exchange Commission on May 5, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	46-2078182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania 15222
(412) 456-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________
The Kraft Heinz Company 2016 Omnibus Incentive Plan
(Full title of the plan)
_______________________
James J. Savina
Senior Vice President, General Counsel and Corporate Secretary
One PPG Place, Pittsburgh, Pennsylvania 15222
(412) 456-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [ ]        Accelerated Filer [ ]
Non-accelerated filer [x] (Do not check if a smaller reporting company)    Smaller reporting company [ ]
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, $0.01 par value per share	18,000,000 shares	$77.71	$1,398,780,000	$140,857.15

(1)
Consists of shares of common stock, par value $0.01 per share, of The Kraft Heinz Company (the “Company”) available for issuance pursuant to The Kraft Heinz Company 2016 Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers such additional and indeterminate number of shares of common stock as may become issuable by reason of stock dividends, stock splits, recapitalizations or similar transactions effected without receipt of consideration which results in an increase in the number of the Company’s outstanding shares of common stock.

(2)
Estimated solely for purposes of calculation of the registration fee, based upon the average of the high and low price of the Company’s common stock as reported on the NASDAQ Stock Market on April 29, 2016, pursuant to Rules 457(c) and (h) under the Securities Act.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
The documents containing the information specified in Part I will be sent or given to employees participating in Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plan, will be available without charge by contacting the General Counsel, The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222, Telephone: (412) 456-5700.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended January 3, 2016, filed with the Commission on March 3, 2016 (File No. 001-37482);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2016, filed with the Commission on May 5, 2016;

(c)	the Company’s current reports on Form 8-K filed with the Commission on February 12, 2016 and April 26, 2016;

(d)	the Company’s Proxy Statement on Schedule 14A filed with the Commission on March 3, 2016; and

(e)
the description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed with the Commission on July 1, 2015, pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for any portions of such documents that are “furnished”, as opposed to “filed”, for purposes of the Exchange Act), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that indemnification is limited to expenses (including attorney’s fees) and no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
The Second Amended and Restated Certificate of Incorporation of the Company contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.
As permitted by Section 102(b)(7) of the DGCL, the Second Amended and Restated Certificate of Incorporation of the Company contains a provision eliminating the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.
The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.
The Company also entered into indemnification agreements with certain of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1
Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

4.2	Amended and Restated Bylaws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).
4.3	The Kraft Heinz Company 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on May 5, 2016).
5.1	Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on the 5th day of May, 2016.

THE KRAFT HEINZ COMPANY

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bernardo Hees	Chief Executive Officer	May 5, 2016
Bernardo Hees	(Principal Executive Officer)
/s/ Paulo Basilio	Executive Vice President and Chief Financial Officer	May 5, 2016
Paulo Basilio	(Principal Financial Officer and Principal Accounting Officer)
/s/ Christopher R. Skinger	Global Controller	May 5, 2016
Christopher R. Skinger	(Principal Accounting Officer)
Alexandre Behring*	Chairman of the Board
Alexandre Behring
John T.Cahill*	Vice Chairman of the Board
John T. Cahill
Gregory E. Abel*	Director
Gregory E. Abel
Warren E. Buffett*	Director
Warren E. Buffett
Tracy Britt Cool*	Director
Tracy Britt Cool
Jeanne P. Jackson*	Director
Jeanne P. Jackson
Jorge Paulo Lemann*	Director
Jorge Paulo Lemann
Mackey J. McDonald*	Director
Mackey J. McDonald
John C. Pope*	Director
John C. Pope
Marcel Herrmann Telles*	Director
Marcel Herrmann Telles
*By: /s/ Paulo Basilio
Paulo Basilio
Attorney-in-Fact
May 5, 2016
EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

4.2	Amended and Restated Bylaws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).
4.3	The Kraft Heinz Company 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on May 5, 2016).
5.1	Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney.